                                                                      EXHIBIT 12

                             COMPUTATION OF RATIOS

EARNINGS TO FIXED CHARGES

                                                                                                           PRO FORMA
                                                                                                             DATA
                                                                                                            FOR THE
                           THIRTEEN                                                                         TWELVE
                            MONTHS                                                                          MONTHS
                            ENDED         YEAR ENDED DECEMBER 31,         SIX MONTHS ENDED JUNE 30,          ENDED
                         DECEMBER 31, ----------------------------------  -------------------------        JUNE 30,
                             1991      1992     1993     1994     1995        1995            1996          1996(1)
                         ------------ -------  -------  -------  -------  ------------    ------------    -----------
                                                       (DOLLARS IN THOUSANDS)
                                                                          (UNAUDITED)     (UNAUDITED)     (UNAUDITED)
Fixed charges
Interest expense, net...   $ 7,776    $ 6,385  $ 4,979  $ 2,967  $ 5,093    $      1,239    $      4,519    $12,233
Capitalized interest....         0          0      253    2,140    2,742           2,148             157        --
Amortization expense....       263        190      202      287      243             117             132        258
Rent interest expense...       587        265      310      248      248             112              98        234
                           -------    -------  -------  -------  -------    ------------    ------------    -------
Fixed charges...........   $ 8,626    $ 6,840  $ 5,744  $ 5,642  $ 8,326    $      3,616    $      4,906    $12,725
                           =======    =======  =======  =======  =======    ============    ============    =======
Rent expense (operating
 leases)................     1,778        802      939      751      751             340             298        709
Factor(2)...............        33%        33%      33%      33%      33%             33%             33%        33%
                           -------    -------  -------  -------  -------    ------------    ------------    -------
Rent interest expense...       587        265      310      248      248             112              98        234
                           =======    =======  =======  =======  =======    ============    ============    =======
Pretax income...........    26,923     29,547   30,293   30,635   23,934          13,818           8,107     14,364
Fixed charges...........     8,626      6,840    5,744    5,642    8,326           3,616           4,906     12,725
Capitalized interest....         0          0     (253)  (2,140)  (2,742)         (2,148)           (157)       --
                           -------    -------  -------  -------  -------    ------------    ------------    -------
Earnings................   $35,549    $36,387  $35,784  $34,137  $29,518    $     15,286    $     12,856    $27,089
                           =======    =======  =======  =======  =======    ============    ============    =======
Ratio...................     4.12x      5.32x    6.23x    6.05x    3.55x           4.23x           2.62x      2.13x

- --------
(1) Adjusted to give effect to the issuance of the Senior Subordinated Notes due 2006 and the application of the net proceeds therefrom, as if such transactions had occurred as of June 30, 1995.
(2) Estimate of percent of lease payment that is interest.

EBITDA TO CASH INTEREST EXPENSE

                                                              PRO FORMA DATA
                                                                 FOR THE
                                                          TWELVE  MONTHS  ENDED
                                                            JUNE 30,  1996(1)
                                                          ---------------------
                                                          (DOLLARS IN THOUSANDS)
      EBITDA.............................................        $40,797
      Cash Interest Expense..............................         12,233
      Ratio..............................................          3.34x

- --------
(1) Adjusted to give effect to the issuance of the Senior Subordinated Notes due 2006 and the application of the net proceeds therefrom, as if such transactions had occurred as of June 30, 1995.

TOTAL DEBT TO EBITDA

                                                              PRO FORMA DATA
                                                                  AS OF
                                                             JUNE 30, 1996(1)
                                                             ----------------
                                                          (DOLLARS IN THOUSANDS)
      Current portion of long-term debt..................        $  1,433
                                                                 ========
      Long-term debt, less current portion
        Credit facility..................................        $ 17,190
        Senior Subordinated Notes due 2006...............         100,000
        Other long-term debt.............................           3,965
                                                                 --------
                                                                 $121,155
                                                                 ========
          Total debt.....................................        $122,588
                                                                 ========
                                                              PRO FORMA DATA
                                                                 FOR THE
                                                              TWELVE MONTHS
                                                              ENDED JUNE 30,
                                                                 1996(1)
                                                              --------------
                                                          (DOLLARS IN THOUSANDS)
      EBITDA.............................................        $40,797
      Ratio..............................................          3.00x

- --------
(1) Adjusted to give effect to the issuance of the Senior Subordinated Notes due 2006 and the application of the net proceeds therefrom, as if such transactions had occurred as of June 30, 1995.